Exhibit No. 32.1


               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
             CERTIFICATIONS UNDER RULE 13a-14(b) OF THE EXCHANGE ACT


Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of BNCCORP, Inc. and Subsidiaries.



Date: April 29, 2004               BNCCORP, Inc.



                                    By /s/ Gregory K. Cleveland
                                       -----------------------------------------
                                           Gregory K. Cleveland
                                           Chief Executive Officer



                                    By /s/ Brenda L. Rebel
                                       -----------------------------------------
                                           Brenda L. Rebel
                                           Chief Financial Officer





A signed original of this written statement required under Rule 13a-14(b) of the Securities Exchange Act of 1934, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, has been provided to BNCCORP, Inc. and will be retained by BNCCORP, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.